Exhibit 10.58

                           CERTIFICATE OF RELEASE
                         AND TERMINATION OF CONTRACT

      WHEREAS, Genesis Pharmaceutical, Inc., a Delaware corporation ("Genesis") has previously entered into that certain License Agreement, dated December 31, 1998 by and between Tristrata Technology, Inc., a Delaware corporation ("Tristrata") and Genesis (the "Genesis-Tristrata Agreement");

      WHEREAS, IGI, Inc., a New Jersey corporation ("IGI") has previously entered into that certain License Agreement, dated January 1, 1996 by and between Tristrata and IGI (the "IGI-Tristrata Agreement");

      WHEREAS, IGI has paid to Tristrata all monies owed by IGI to Tristrata pursuant to the IGI-Tristrata Agreement through September 30, 2000;

      WHEREAS, Genesis has previously entered into that certain Amendment to License Agreement Between Genesis Pharmaceutical, Inc. and Tristrata Technology, Inc., dated February 14, 2001 (the "Genesis Amendment"); and

      WHEREAS, Genesis and IGI have previously entered into that certain Assignment of Trademark, dated February 14, 2001, by and among Genesis, IGI, Igen, Inc., a Delaware corporation ("Igen") and Immunogenetics, Inc., a Delaware corporation ("Immunogenetics") whereby IGI, Igen and Immunogenetics sold, transferred, assigned, released and set over to Genesis all of their right, title and interest in and to that certain trademark, "WELLSKIN", registration number: 2217752, which was registered on January 12, 1999.

      NOW THEREFORE:

      1. GENESIS, hereby agrees to pay to Tristrata, in accordance with the provisions of the Genesis Amendment, an amount (the "Payment Amount") equal to $35,903, representing amounts owed by IGI to Tristrata for the period beginning September 30, 2000 and ending December 31, 2000 under the IGI-Tristrata Agreement.

      2. TRISTRATA, for and in consideration of the sum of $34,293 (representing monies due and payable under the IGI-Tristrata Agreement through September 30,2000), paid by IGI prior to the date of this Certificate and in consideration of the sum of $35,903, to be paid by Genesis in accordance with the Genesis Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby forever release and forever discharge IGI, and each of its respective directors, officers, stockholders, employees, representatives, agents, subsidiaries and affiliates (collectively, "Releasees") from its obligations under the IGI-Tristrata Agreement and hereby agrees that the IGI-Tristrata Agreement is hereby terminated.

      IN WITNESS WHEREOF, the undersigned has set his hand this 1 day of March, 2001.

TRISTRATA TECHNOLOGY, INC.

By:  /s/ Stephen J. Van Scott
     Name:  Stephen J. Van Scott
     Title: President

GENESIS PHARMACEUTICAL, INC.

By:  /s/ Leonard Mazur
     Name:  Leonard Mazur
     Title: Chairman, Chief Executive Officer